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EXHIBIT 32.1


           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                        RULE 13a-14(b) OR 15d-14(b) AND
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the quarterly report of ABM Industries Incorporated (the "Company") on Form 10-Q for the period ended July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Henrik
C. Slipsager, Chief Executive Officer of the Company, and George B. Sundby, Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the Untied States Code, that:

      (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




September 10, 2003                             /s/ Henrik C. Slipsager
                                               ---------------------------------
                                               Henrik C. Slipsager
                                               Chief Executive Officer
                                               (Principal Executive Officer)




September 10, 2003                             /s/ George B. Sundby
                                               ---------------------------------
                                               George B. Sundby
                                               Chief Financial Officer
                                               (Principal Financial Officer)